EXHIBIT 99.1

PRA Reports Record Third Quarter 2013 Results

NORFOLK, Va., Oct. 30, 2013 (GLOBE NEWSWIRE) -- Portfolio Recovery Associates, Inc. (Nasdaq:PRAA), a financial and business services company operating in the U.S. and U.K, today reported its third quarter 2013 financial results.

Third Quarter Highlights

  Cash collections of $291.7 million, up 27% from the third quarter of 2012.
  Record revenues of $197.8 million, up 31%.
  Record net income attributable to PRA of $47.3 million, up 42%.
  $0.93 diluted EPS, compared with $0.65 a year ago, up 43%, adjusted for a 3:1 stock split effective August 1, 2013.
  Fee income of $26.3 million, up 78%.
  $6.4 million goodwill impairment charge for Location Services business.
  23.5% return on average equity, annualized.
  $141.9 million investment in new portfolio purchases.

"In the third quarter, PRA continued the strong financial results of the first two quarters of 2013. Our employees again delivered record revenue and profitability for stockholders, as well as continued, significant investment in new portfolios of distressed debt," said Steve Fredrickson, chairman, president and chief executive officer, PRA.

"PRA's renewed focus on our fee-for-service businesses also contributed to our third quarter profitability. Fee income from these businesses substantially increased to $26.3 million during the quarter, aided by a single, large Claims Compensation Bureau case, helping to drive PRA's bottom-line results," Fredrickson said.

REVENUES

  Revenues were $197.8 million in the third quarter 2013, up 31% from a year ago. Net finance receivables income increased 26% to $171.5 million in the quarter, from $135.8 million a year ago. And, fee income increased 78% from a year ago to $26.3 million.

Cash Collections from Finance Receivables

  Cash collections increased 27% over the year-ago period to $291.7 million, including bankruptcy court trustee payments of $120.6 million; $89.5 million in call center and other collections; and $81.6 million in legal collections from customers with an ability to pay their debt, but who refuse attempts to collect.

Cash Collection Source ($ in thousands)	Q32013	Q22013	Q12013	Q42012	Q32012
Call Center and Other Collections	$ 89,512	$ 90,229	$ 89,037	$ 72,624	$ 72,394
External Legal Collections	48,274	50,131	47,910	41,521	39,913
Internal Legal Collections	33,288	30,365	29,283	23,968	25,650
Bankruptcy Court Trustee Payments	120,577	125,672	109,233	91,098	91,095
Total Cash Collections	$ 291,651	$ 296,397	$ 275,463	$ 229,211	$ 229,052

  Principal amortization was 41.2% of cash collections, compared with 40.7% in the year-ago quarter. Principal amortization included a net allowance reversal of $2.6 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance charge of $1.6 million recorded a year ago.

Fee Income

  PRA's fee-based businesses generated $26.3 million in fee income in the quarter, compared with $14.8 million a year ago. The change was due primarily to a $10.5 million increase in fee income generated by Claims Compensation Bureau, largely attributable to a single case. Government Services fee income also increased, while fee income generated by the Company's Location Services unit declined.

EXPENSES AND OPERATING INCOME

  Operating expenses were $118.3 million in the third quarter of 2013, up $24.8 million or 27% from the year-ago quarter.
  PRA recorded a $6.4 million impairment of goodwill in the third quarter of 2013. This non-cash charge represents the full amount of goodwill previously recorded for the Company's Location Services subsidiary, and was taken primarily as a result of recent operating losses coupled with the loss of a significant client late in the quarter. Despite this charge, PRA is optimistic about the future of the Location Services business, and continues to invest in new technology, personnel, and facilities.
  Operating income was $79.5 million, compared with $57.1 million a year ago, an increase of 39%. The operating margin increased to 40.2% from 37.9% in the third quarter of last year.
  The provision for income taxes was $26.3 million in the third quarter of 2013, up 21% from the third quarter of 2012. The provision in the third quarter of 2013 was positively impacted by a reduction in the Company's blended domestic state tax rate due to the enactment of certain state tax apportionment and other changes. The Company's provision for income taxes was 34.8% of income before taxes in the third quarter of 2013, compared with 39.6% in the year-earlier quarter. While these changes are expected to have some future benefit, the majority of the impact was due to the changes described above, and is not expected to reoccur.

PORTFOLIO PURCHASES

  PRA invested $141.9 million in new portfolio purchases from U.S and U.K. creditors in the third quarter of 2013, compared with $103.0 million a year ago.   Receivables purchased were acquired in 79 portfolios from 19 different sellers. The company has invested $756.4 million in portfolio purchases over the trailing twelve months.

Portfolio Purchase Source
($ in thousands)	Q32013	Q22013	Q12013	Q42012	Q32012
Core Customer Debt	$ 100,081	$ 118,195	$ 128,338	$ 88,107	$ 61,684
Bankruptcy Court Claims	41,794	82,273	86,595	111,001	41,277
Total Portfolio Purchases	$ 141,875	$ 200,468	$ 214,933	$ 199,108	$ 102,961

  Core customer debt purchased in the third quarter of 2013 included $89.0 million in U.S. accounts and $11.0 million in U.K. accounts.

BALANCE SHEET

  Borrowings totaled $452.2 million at September 30, 2013, and consisted of $255.8 million in convertible senior notes and $196.4 million in other long-term debt. Total borrowings were $250.7 million at September 30, 2012.
  During the quarter, the Company issued $287.5 million aggregate principal amount of 3.00% convertible senior notes due 2020. Proceeds were used to temporarily repay debt outstanding under its revolving credit facility and to repurchase approximately $50 million of common stock. The remaining proceeds were held in cash equivalent balances at quarter-end. As a result, cash and cash equivalents increased from $43.5 million at June 30, 2013 to $108.7 million at September 30, 2013. Cash and cash equivalents were $31.5 million at September 30, 2012.
  In August, the Company expanded its credit facility from $597.5 million to $633.0 million, which includes a $415.5 million domestic revolving credit facility and a $20 million multi-currency revolving credit facility, neither of which were drawn at September 30, 2013.
  Net deferred tax liabilities were $200.1 million at September 30, 2013, compared with $186.5 million a year ago.
  Stockholders' equity increased in the quarter to $816.6 million from $670.5 million at September 30, 2013.

Conference Call Information

PRA will hold a conference call today with investors at 5:30 p.m. ET to discuss its third quarter 2013 results. Investors may access the call by calling 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 72546774. A replay will be available approximately one hour after the call ends and will remain available until November 6, 2013.  Investors may access the replay of the call by calling 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. To access the replay, use the conference ID 72546774.  Investors also may listen to the conference call via webcast, both live and archived, at http://ir.PortfolioRecovery.com/events.cfm.

About PRA

As a leader in the U.S. debt buying industry, Portfolio Recovery Associates, Inc. (PRA) returns capital to banks and other creditors that helps expand financial services for consumers.  PRA collaborates with its customers to create affordable, realistic debt repayment plans. The company also provides a broad range of fee-based services to local governments and law enforcement, U.S. businesses, institutional investors, global hedge funds, and U.K. banks and creditors.

PRA was named one of Fortune's 100 Fastest-Growing Companies for 2013 and 2012.  The company also has been named to the Top 25 of Forbes' Best Small Companies in America for the past two years, and has been annually ranked on Forbes' list since 2007.  For more information, please visit www.PortfolioRecovery.com.

About Forward-Looking Statements

Statements herein which are not historical, including PRA's or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to PRA's presentations and webcasts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of PRA's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors. Additional risk factors and other risks are described from time to time in PRA's filings with the Securities and Exchange Commission (SEC) including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the SEC and available through PRA's website, which contain a more detailed discussion of PRA's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Revenues:
Income recognized on finance receivables, net	$ 171,456	$ 135,754	$ 494,818	$ 392,566
Fee income	26,306	14,765	55,464	45,983

Total revenues	197,762	150,519	550,282	438,549

Operating expenses:
Compensation and employee services	52,882	41,334	146,081	123,508
Legal collection fees	10,206	8,635	31,343	25,241
Legal collection costs	19,801	15,810	63,020	57,705
Agent fees	1,404	1,545	4,293	4,495
Outside fees and services	8,707	10,131	24,789	21,575
Communications	7,786	6,777	24,307	22,037
Rent and occupancy	1,950	1,786	5,462	5,053
Depreciation and amortization	3,753	3,623	10,653	10,833
Other operating expenses	5,408	3,820	14,756	12,027
Impairment of goodwill	6,397	--	6,397	--

Total operating expenses	118,294	93,461	331,101	282,474

Income from operations	79,468	57,058	219,181	156,075

Other income and (expense):
Interest income	--	--	--	8
Interest expense	(3,995)	(2,189)	(9,607)	(7,223)

Income before income taxes	75,473	54,869	209,574	148,860

Provision for income taxes	26,262	21,742	78,432	58,493

Net income	$ 49,211	$ 33,127	$ 131,142	$ 90,367

Adjustment for income/(loss) attributable to redeemable noncontrolling interest	1,873	(187)	1,605	(424)

Net income attributable to Portfolio Recovery Associates, Inc.	$ 47,338	$ 33,314	$ 129,537	$ 90,791

Net income per common share attributable to Portfolio Recovery Associates, Inc.:
Basic	$ 0.94	$ 0.66	$ 2.56	$ 1.78
Diluted	$ 0.93	$ 0.65	$ 2.54	$ 1.77

Weighted average number of shares outstanding:
Basic	50,154	50,643	50,571	51,102
Diluted	50,660	51,066	51,039	51,420

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30,	December 31,
ASSETS	2013	2012

Cash and cash equivalents	$ 108,705	$ 32,687
Finance receivables, net	1,256,822	1,078,951
Accounts receivable, net	12,047	10,486
Income taxes receivable	2,708	--
Property and equipment, net	28,059	25,312
Goodwill	102,891	109,488
Intangible assets, net	16,746	20,364
Other assets	20,007	11,668

Total assets	$ 1,547,985	$ 1,288,956

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 14,446	$ 12,155
Accrued expenses and other liabilities	33,023	18,953
Income taxes payable	740	3,125
Accrued payroll and bonuses	20,454	12,804
Net deferred tax liability	200,109	185,277
Line of credit	--	127,000
Long-term debt	452,229	200,542

Total liabilities	721,001	559,856

Redeemable noncontrolling Interest	10,336	20,673

Stockholders' equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares - 0	--	--
Common stock, par value $0.01, 60,000 authorized shares,
49,747 issued and outstanding shares at September 30, 2013,
and 50,727 issued and outstanding shares at December 31, 2012	498	507
Additional paid-in capital	129,570	150,878
Retained earnings	683,728	554,191
Accumulated other comprehensive income	2,852	2,851
Total stockholders' equity	816,648	708,427

Total liabilities and equity	$ 1,547,985	$ 1,288,956

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2013	2012
Cash flows from operating activities:
Net income	$ 131,142	$ 90,367
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of share-based compensation	10,209	8,361
Depreciation and amortization	10,653	10,833
Impairment of goodwill	6,397	--
Deferred tax expense/(benefit)	2,359	(7,377)
Changes in operating assets and liabilities:
Other assets	(1,147)	(353)
Accounts receivable	(1,497)	1,579
Accounts payable	2,237	(856)
Income taxes	(5,062)	(7,024)
Accrued expenses	9,129	931
Accrued payroll and bonuses	7,660	(2,799)

Net cash provided by operating activities	172,080	93,662

Cash flows from investing activities:
Purchases of property and equipment	(9,913)	(5,362)
Acquisition of finance receivables, net of buybacks	(546,201)	(329,444)
Collections applied to principal on finance receivables	368,693	286,907
Business acquisition, net of cash acquired	--	(48,653)

Net cash used in investing activities	(187,421)	(96,552)

Cash flows from financing activities:
Income tax benefit from share-based compensation	2,742	1,484
Proceeds from line of credit	217,000	160,000
Principal payments on line of credit	(344,000)	(130,000)
Repurchases of common stock	(58,511)	(22,726)
Cash paid for purchase of portion of noncontrolling interest	(1,150)	--
Distributions paid to noncontrolling interest	(51)	--
Principal payments on long-term debt	(4,109)	(572)
Gross proceeds from convertible debt	287,500	--
Issuance costs relating to convertible debt	(8,215)	--

Net cash provided by financing activities	91,206	8,186

Effect of exchange rate on cash	153	(505)

Net increase in cash and cash equivalents	76,018	4,791

Cash and cash equivalents, beginning of year	32,687	26,697

Cash and cash equivalents, end of period	$ 108,705	$ 31,488

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 9,333	$ 7,577
Cash paid for income taxes	78,434	71,521

Noncash investing and financing activities:
Adjustment of the noncontrolling interest measurement amount	$ 393	$ (2,852)
Purchase of noncontrolling interest	9,162	--
Distributions payable relating to noncontrolling interest	1,237	261
Employee stock relinquished for payment of taxes	(4,103)	(2,170)

Summary Portfolio Data at September 30, 2013, Entire Domestic Portfolio
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996	$ 3,080	$ 10,219	$ --	$ 10,198	$ 21	332%
1997	7,685	25,598	--	25,483	115	333%
1998	11,089	37,633	--	37,317	316	339%
1999	18,898	69,888	--	69,257	631	370%
2000	25,020	118,026	--	116,394	1,632	472%
2001	33,481	178,250	--	175,420	2,830	532%
2002	42,325	202,312	--	197,745	4,567	478%
2003	61,447	272,864	--	264,086	8,778	444%
2004	59,176	205,837	--	197,371	8,466	348%
2005	143,166	321,502	6,300	309,176	12,326	225%
2006	107,670	216,746	5,860	206,698	10,048	201%
2007	258,383	524,973	22,366	473,083	51,890	203%
2008	275,148	522,300	30,887	466,251	56,049	190%
2009	281,428	889,032	40,630	713,843	175,189	316%
2010	358,082	1,007,929	91,068	698,978	308,951	281%
2011	394,029	951,207	179,344	500,565	450,642	241%
2012	511,638	962,940	367,792	287,187	675,753	188%
2013	535,377	967,173	490,761	95,288	871,885	181%
Total	$ 3,127,122	$ 7,484,429	$ 1,235,008	$ 4,844,340	$ 2,640,089	239%

Summary Portfolio Data at September 30, 2013, Purchased Bankruptcy Portfolio - Domestic
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996-2003	$ --	$ --	$ --	$ --	$ --	0%
2004	7,468	14,533	--	14,477	56	195%
2005	29,301	43,673	29	43,610	63	149%
2006	17,630	31,733	32	31,484	249	180%
2007	78,541	104,787	162	103,907	880	133%
2008	108,600	167,698	3,874	162,961	4,737	154%
2009	156,039	463,887	20,871	382,913	80,974	297%
2010	209,197	509,373	55,021	363,019	146,354	243%
2011	182,085	300,929	102,783	143,351	157,578	165%
2012	253,067	346,533	192,229	96,030	250,503	137%
2013	206,219	271,613	182,079	35,286	236,327	132%
Total	$ 1,248,147	$ 2,254,759	$ 557,080	$ 1,377,038	$ 877,721	181%

Summary Portfolio Data at September 30, 2013, Core Portfolio - Domestic
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996	$ 3,080	$ 10,219	$ --	$ 10,198	$ 21	332%
1997	7,685	25,598	--	25,483	115	333%
1998	11,089	37,633	--	37,317	316	339%
1999	18,898	69,888	--	69,257	631	370%
2000	25,020	118,026	--	116,394	1,632	472%
2001	33,481	178,250	--	175,420	2,830	532%
2002	42,325	202,312	--	197,745	4,567	478%
2003	61,447	272,864	--	264,086	8,778	444%
2004	51,708	191,304	--	182,894	8,410	370%
2005	113,865	277,829	6,271	265,566	12,263	244%
2006	90,040	185,013	5,828	175,214	9,799	205%
2007	179,842	420,186	22,204	369,176	51,010	234%
2008	166,548	354,602	27,013	303,290	51,312	213%
2009	125,389	425,145	19,759	330,930	94,215	339%
2010	148,885	498,556	36,047	335,959	162,597	335%
2011	211,944	650,278	76,561	357,214	293,064	307%
2012	258,571	616,407	175,563	191,157	425,250	238%
2013	329,158	695,560	308,682	60,002	635,558	211%
Total	$ 1,878,975	$ 5,229,670	$ 677,928	$ 3,467,302	$ 1,762,368	278%

FINANCIAL HIGHLIGHTS
	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 171,456	$ 135,754	26%	$ 494,818	$ 392,566	26%
Fee income	26,306	14,765	78%	55,464	45,983	21%
Total revenues	197,762	150,519	31%	550,282	438,549	25%
Operating expenses	118,294	93,461	27%	331,101	282,474	17%
Income from operations	79,468	57,058	39%	219,181	156,075	40%
Net interest expense	3,995	2,189	83%	9,607	7,215	33%
Net income	49,211	33,127	49%	131,142	90,367	45%
Net income attributable to Portfolio Recovery Associates, Inc.	47,338	33,314	42%	129,537	90,791	43%
PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 108,705	$ 31,488	245%	$ 108,705	$ 31,488	245%
Finance receivables, net	1,256,822	973,594	29%	1,256,822	973,594	29%
Goodwill and intangible assets, net	119,636	121,623	-2%	119,636	121,623	-2%
Total assets	1,547,985	1,169,698	32%	1,547,985	1,169,698	32%
Line of credit and long-term debt	452,229	250,674	80%	452,229	250,674	80%
Total liabilities	721,001	479,211	50%	721,001	479,211	50%
Total equity	816,647	670,489	22%	816,647	670,489	22%
FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 291,651	$ 229,052	27%	$ 863,511	$ 679,473	27%
Cash collections on fully amortized pools	8,762	6,762	30%	25,719	22,762	13%
Principal amortization without allowance charges	122,776	91,735	34%	370,286	282,645	31%
Principal amortization with allowance charges	120,195	93,298	29%	368,693	286,906	29%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	41.2%	40.7%	1%	42.7%	42.2%	1%
Excluding fully amortized pools	42.5%	42.0%	1%	44.0%	43.7%	1%
ALLOWANCE FOR FINANCE RECEIVABLES (dollars in thousands)
Allowance (reversal)/charge	(2,581)	1,563	-265%	(1,593)	4,261	-137%
Allowance (reversal)/charge to period-end net finance receivables	-0.2%	0.2%	-228%	-0.1%	0.4%	-129%
Allowance (reversal)/charge to net finance receivable income	-1.5%	1.2%	-231%	-0.3%	1.1%	-130%
Allowance (reversal)/charge to cash collections	-0.9%	0.7%	-230%	-0.2%	0.6%	-129%
PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - core	$ 89,044	$ 52,703	69%	$ 329,309	$ 174,319	89%
Face value - core	1,352,877	674,135	101%	3,930,066	2,679,734	47%
Purchase price - bankruptcy	41,794	41,277	1%	210,662	151,629	39%
Face value - bankruptcy	215,957	341,359	-37%	2,578,980	1,158,050	123%
Purchase price - UK	11,037	8,981	23%	17,305	13,489	28%
Face value - UK	218,528	248,667	-12%	318,950	408,797	-22%
Purchase price - total	141,875	102,961	38%	557,276	339,437	64%
Face value - total	1,787,362	1,264,161	41%	6,827,996	4,246,581	61%
Number of portfolios - total	79	107	-26%	264	312	-15%
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - core	$ 1,794,640	$ 1,346,562	33%	$ 1,794,640	$ 1,346,562	33%
Estimated remaining collections - bankruptcy	877,721	791,018	11%	877,721	791,018	11%
Estimated remaining collections - total	2,672,361	2,137,580	25%	2,672,361	2,137,580	25%
SHARE DATA-ADJUSTED (7) (share amounts in thousands)
Net income per common share - diluted	$ 0.93	$ 0.65	43%	$ 2.54	$ 1.77	44%
Weighted average number of shares outstanding - diluted	50,660	51,066	-1%	51,039	51,420	-1%
Shares repurchased	989	--	0%	1,203	994	21%
Average price paid per share repurchased (including acquisitions costs)	$ 50.55	$ --	0%	$ 48.62	$ 22.85	113%
Closing market price	$ 59.93	$ 34.81	72%	$ 59.93	$ 34.81	72%
RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	23.5%	20.3%	16%	22.4%	19.2%	17%
Return on revenue (2)	24.9%	22.0%	13%	23.8%	20.6%	16%
Return on average assets (3)	12.5%	11.4%	10%	12.0%	10.5%	14%
Operating margin (4)	40.2%	37.9%	6%	39.8%	35.6%	12%
Operating expense to cash receipts (5)	37.2%	38.3%	-3%	36.0%	38.9%	-7%
Debt to equity (6)	55.4%	37.4%	48%	55.4%	37.4%	48%
Number of collectors	2,054	1,992	3%	2,054	1,992	3%
Number of full-time equivalent employees	3,223	3,103	4%	3,223	3,103	4%
Cash receipts (5)	$ 317,957	$ 243,817	30%	$ 918,975	$ 725,456	27%
Line of credit - unused portion at period end	435,500	214,450	103%	435,500	214,450	103%
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt
(7) All per share data has been adjusted for a 3 for 1 stock split by means of a stock dividend which was declared on June 10, 2013 and payable August 1, 2013 to holders of record as of July 1, 2013

FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2013	2013	2013	2012	2012
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 171,456	$ 168,570	$ 154,792	$ 138,068	$ 135,754
Fee income	26,306	14,391	14,767	16,183	14,765
Total revenues	197,762	182,961	169,559	154,251	150,519
Operating expenses	118,294	109,135	103,672	94,262	93,461
Income from operations	79,468	73,826	65,887	59,989	57,058
Net interest expense	3,995	2,923	2,689	1,816	2,189
Net income	49,211	43,414	38,517	35,732	33,127
Net income attributable to Portfolio Recovery Associates, Inc.	47,338	43,599	38,600	35,802	33,314
PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 108,705	$ 43,459	$ 39,111	$ 32,687	$ 31,488
Finance receivables, net	1,256,822	1,236,859	1,169,747	1,078,951	973,594
Goodwill and intangible assets, net	119,636	124,349	125,462	129,852	121,623
Total assets	1,547,985	1,457,246	1,382,739	1,288,956	1,169,698
Line of credit and long-term debt	452,229	413,774	371,159	327,542	250,674
Total liabilities	721,001	655,012	621,413	559,856	479,211
Total equity	816,647	791,898	750,990	708,427	670,489
FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 291,651	$ 296,397	$ 275,463	$ 229,211	$ 229,052
Cash collections on fully amortized pools	8,762	10,612	6,345	6,211	6,762
Principal amortization without allowance charges	122,776	129,012	118,498	88,851	91,735
Principal amortization with allowance charges	120,195	127,827	120,671	91,142	93,298
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	41.2%	43.1%	43.8%	39.8%	40.7%
Excluding fully amortized pools	42.5%	44.7%	44.8%	40.9%	42.0%
ALLOWANCE FOR FINANCE RECEIVABLES (dollars in thousands)
Allowance (reversal)/charge	(2,581)	(1,185)	2,173	2,291	1,563
Allowance (reversal)/charge to period-end net finance receivables	-0.2%	-0.1%	0.2%	0.2%	0.2%
Allowance (reversal)/charge to net finance receivable income	-1.5%	-0.7%	1.4%	1.7%	1.2%
Allowance (reversal)/charge to cash collections	-0.9%	-0.4%	0.8%	1.0%	0.7%
PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - core	$ 89,044	$ 113,314	$ 126,951	$ 85,476	$ 52,703
Face value - core	1,352,877	1,178,229	1,398,960	901,512	674,135
Purchase price - bankruptcy	41,794	82,273	86,595	111,001	41,277
Face value - bankruptcy	215,957	1,926,515	436,508	946,927	341,359
Purchase price - UK	11,037	4,881	1,387	2,631	8,981
Face value - UK	218,528	81,852	18,570	59,953	248,667
Purchase price - total	141,875	200,468	214,933	199,108	102,961
Face value - total	1,787,362	3,186,596	1,854,038	1,908,392	1,264,161
Number of portfolios - total	79	94	91	104	107
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - core	$ 1,794,640	$ 1,711,006	$ 1,562,383	$ 1,410,053	$ 1,346,562
Estimated remaining collections - bankruptcy	877,721	925,223	924,520	905,136	791,018
Estimated remaining collections - total	2,672,361	2,636,229	2,486,903	2,315,189	2,137,580
SHARE DATA-ADJUSTED (7) (share amounts in thousands)
Net income per common share - diluted	$ 0.93	$ 0.85	$ 0.75	$ 0.70	$ 0.65
Weighted average number of shares outstanding - diluted	50,660	51,183	51,273	51,217	51,066
Shares repurchased	989	166	48	--	--
Average price paid per share repurchased (including acquisitions costs)	$ 50.55	$ 39.82	$ 39.34	$ 31.01	$ --
Closing market price	$ 59.93	$ 51.21	$ 42.31	$ 35.62	$ 34.81
RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	23.5%	22.5%	21.1%	20.6%	20.3%
Return on revenue (2)	24.9%	23.7%	22.7%	23.2%	22.0%
Return on average assets (3)	12.5%	12.1%	11.3%	11.8%	11.4%
Operating margin (4)	40.2%	40.4%	38.9%	38.9%	37.9%
Operating expense to cash receipts (5)	37.2%	35.1%	35.7%	38.4%	38.3%
Debt to equity (6)	55.4%	52.3%	49.4%	46.2%	37.4%
Number of collectors	2,054	2,190	2,159	2,153	1,992
Number of full-time equivalent employees	3,223	3,362	3,250	3,221	3,103
Cash receipts (5)	$ 317,957	$ 310,788	$ 290,230	$ 245,394	$ 243,817
Line of credit - unused portion at period end	435,500	184,000	228,000	273,000	214,450
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt
(7) All per share data has been adjusted to reflect the 3-for-1 stock split by means of a stock dividend which was declared on June 10, 2013 and payable August 1, 2013 to holders of record as of July 1, 2013
CONTACT: News Media and Investor Contact:
         Rick Goulart
         Vice President, Corporate Communications
         (757) 961-3525
         RickGoulart@PortfolioRecovery.com